UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 7, 2008

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive

Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 7, 2008, we issued a press release announcing our 2008 first quarter results of operations.  Such press release is furnished as Exhibit 99.1, and incorporated by reference into this Item 2.02.

Forward-Looking Statements

This Item 2.02, including the press release incorporated by reference herein, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of our results of operations, projections of certain charges and expenses, statements regarding the financial impact of the acquisition of Mayne Pharma Limited (“Mayne Pharma”) and other statements regarding our goals and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, technological and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Use of Non-GAAP Financial Measures

We present “non-GAAP financial measures” in the press release, including:

•                  adjusted cost of products sold;

•                  adjusted gross profit;

•                  adjusted research and development (R&D) expense;

•                  adjusted selling, general and administrative expense;

•                  adjusted income from operations;

•                  adjusted interest expense;

•                  adjusted other income (net);

•                  adjusted income tax expense;

•                  adjusted net income;

•                  adjusted basic and diluted earnings per share; and

•                  statistics using one or more of such adjusted measures.

These non-GAAP financial measures exclude certain items from the most comparable financial measure calculated in accordance with generally accepted accounting principles of the United States (“GAAP”).  Each of these measures is presented together with the most comparable measure calculated in accordance with GAAP.  The excluded items are:

Facilities Optimization Charges.  These charges and expenses relate to the closure, or pending closures, of our Ashland, Ohio; Donegal, Ireland; and Montreal, Canada facilities and our departure from the North Chicago, Illinois manufacturing facility, which were announced in 2006, and recently announced in April 2008, the pending exit out of the Morgan Hill, California manufacturing facility. In 2007, as a result of changes in sales projections, management made a decision to limit, and transfer, R&D facility operations related to brain-function monitoring devices. These charges and expenses include restructuring charges and expenses relating to the relocation of production and R&D operations from the affected facilities to other facilities.

All of these manufacturing facilities were transferred to us in connection with our 2004 spin-off from Abbott Laboratories, and our management determined that these facilities would not be used in our operations in future periods to reduce our future ongoing operating costs and improve the efficiency of our manufacturing operations. Further, management makes strategic decisions on the allocation of resources to improve the efficiency of our R&D facility operations. Accordingly, we do not believe that the charges and expenses relating to the closure or disposal of these facilities, and the transfer of production and R&D operations to other facilities, are necessarily indicative of our ongoing business performance and normal operations.  We expect to incur expenses for these initiatives through 2011.

As the product relocation expenses and certain restructuring charges are incurred in cash, excluding these items has the effect of excluding significant cash expenditures from the adjusted financial measures.

We incurred these charges and expenses, on a pre-tax basis in the amount of $7.8 million and $10.8 million in the three months ended March 31, 2008 and 2007, which are recorded in cost of products sold and R&D as detailed in the schedules to the press release.

Purchase Accounting Charges.   On February 2, 2007, we acquired Mayne Pharma, Limited (“Mayne Pharma”).  For the three months ended March 31, 2007, we recorded a $21.4 million non-cash inventories step-up charge in cost of products sold.  During the three months ended March 31, 2007, we also incurred a non-cash charge of $84.8 million of acquired in-process research and development.  As these types of charges are incurred in connection with, and in the period of, the completion of acquisitions, and the amount of these charges depends upon the allocation of the purchase price in accordance with applicable accounting rules, the timing and amount of these charges are unpredictable.  These charges have materially affected our reported financial results for the three months ended March 31, 2007, but are not necessarily reflective of our ongoing business performance.  Exclusion of these charges from the adjusted financial measures results in economic costs to us not being reflected in our adjusted net income and earnings per share.

Acquisition and Integration-Related Expenses.   During the three months ended March 31, 2008 and 2007 we incurred $10.0 million and $10.8 million, respectively, of expenses relating to the integration of Mayne Pharma into our operations.  These are recorded as cost of products sold, research and development expense and selling, general and administrative expense as detailed in the schedules to the press release.  During the three months ended March 31, 2007, we also incurred $7.9 million of other acquisition-related charges, including foreign exchange losses relating to the Mayne Pharma acquisition (recorded in other income, net) and fees incurred in connection with the bridge loan to finance the acquisition (recorded in interest expense).  During the two-year period after the closing of the Mayne Pharma acquisition, we estimate that we will incur approximately $60 million to $75 million of aggregate cash expenses related to the integration and other acquisition-related expenses.  We do not believe that these expenses are necessarily indicative of our ongoing business operations, as they were necessitated by a significant acquisition and will be incurred over a finite period.  Excluding these expenses will have the effect of excluding significant cash expenditures from the adjusted financial measures.

Amortization of Mayne Pharma Intangible Assets.  Based on our purchase price allocation relating to the Mayne Pharma acquisition, we recorded $518.2 million of intangible assets on our balance sheet, which will be amortized over their estimated useful lives, resulting in significant non-cash expenses.  During the three months ended March 31, 2008 and 2007, we recorded $15.7 million and $8.4 million, respectively, of amortization expense resulting from the Mayne Pharma acquisition in cost of products sold.

The amount of amortization expense can vary significantly among companies in our industry depending on the frequency, size and nature of acquisitions. While recording amortization is intended to represent the decrease in value of these intangible assets over time, the amount of recorded amortization may not necessarily represent our operating performance during the periods recorded because of the uncertainties inherent in estimating the fair value and useful lives of intangible assets at the time of the acquisition.  In order to assist comparability to our prior results and to the results of other companies in our industry with different acquisition histories, we have excluded the amortization of acquired intangible assets in connection with the Mayne Pharma acquisition from our adjusted financial measures.  We have not previously excluded amortization expense in calculating our adjusted measures.  Prior to the Mayne Pharma acquisition, amortization has not been material to prior periods.  Exclusion of amortization relating to the Mayne Pharma acquisition effectively results in the recording of acquired intangible assets without recording any expense relating to the use of these assets in our business.

The schedules included in the press release that reconcile the adjusted financial measures to the financial measures calculated in accordance with GAAP indicate the amount of such net expenses excluded from cost of products sold, research and development expense, selling, general and administrative expense, interest expense and other income, net to arrive at the corresponding adjusted financial measure.

Adjustments have been made to income tax expense in the appropriate period to take into account any tax effect of each excluded item.

All adjusted measures are reconciled to the most comparable measure calculated in accordance with GAAP in the press release.  We believe that presenting measures excluding the items described above, along with measures calculated in accordance with GAAP, provide investors with more information to assess our operating performance and prospects.  We also believe that excluding these items assists comparability with past performance.  Our management uses these adjusted measures as supplemental measures in assessing its own performance—for example, these measures are used in establishing our annual and long-term operating plans, presented to our board of directors in its review of our financial performance and considered in establishing targets under employee incentive plans. Since these measures allow investors to assess our performance on a similar basis as our management assesses our performance, we believe that investors have more information to assess the performance of management in executing its goals and strategies.

Non-GAAP financial measures are not presented in accordance with a body of comprehensive accounting principles and should not be considered a substitute for any GAAP measure.  The measures we use result largely from our management’s determination as to whether the facts and circumstances surrounding certain transactions and events are indicative of the ordinary course of the ongoing operation of our business.  As a result, non-GAAP financial measures as presented by us may not be comparable to similarly titled measures reported by other companies.

Our management uses non-GAAP financial measures as a supplement to, and not a substitute for, measures prepared in accordance with GAAP.  Accordingly, these measures should be considered together with the corresponding financial measures prepared in accordance with GAAP.  In addition, our management reviews, and encourages investors to review, our balance sheets and statements of cash flows in order to make a complete evaluation and assessment of our financial performance.

Item 9.01  Financial Statements and Exhibits

(d)    Exhibits.

This exhibit is furnished pursuant to Item 2.02 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

Exhibit No.	Exhibit

99.1	Press Release, dated May 7, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: May 7, 2008	By:	/s/ Brian J. Smith
Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary